UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: July 2, 2002

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28536	74-2781950
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10101 Reunion Place, Suite 450, San Antonio, Texas	78216

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 302-0444

Item 4. Changes in Registrant’s Certifying Accountants

     On July 2, 2002, the Audit Committee of the Board of Directors of New Century Equity Holdings Corp. (the “Company”), engaged Burton McCumber & Cortez, LLP (“BMC ”) as the Company’s independent auditors to complete the audit for the year ended December 31, 2002.

     During the Company’s two most recent fiscal years and the subsequent interim period through the date of this Form 8-K, neither the Company nor anyone on its behalf consulted with BMC regarding any of the matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2002	NEW CENTURY EQUITY HOLDINGS CORP. By: /s/ DAVID P. TUSA —————————————— Name: David P. Tusa Title: Executive Vice President, Chief Financial Officer and Corporate Secretary